As filed with the Securities and Exchange Commission on February 10, 2010
Registration No. 333-163037

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
PRE-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PVF CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	34-1659805 (IRS Employer Identification No.)
30000 Aurora Road
Solon, Ohio 44139
(440) 248-7171
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Robert J. King, Jr.
President and Chief Executive Officer
30000 Aurora Road
Solon, Ohio 44139
(440) 248-7171
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Joel E. Rappoport, Esq. Sean P. Kehoe, Esq. Kilpatrick Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5854	Christopher M. Kelly, Esq. Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114 (216) 586-3939
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Calculation of Registration Fee

Title of Each		Proposed Maximum	Proposed
Class of Securities	Amount to be	Offering Price Per	Maximum Aggregate	Amount of
to be Registered	Registered	Share	Offering Price	Registration Fee
Common Stock, $0.01 par value per share	[ ]	(1)	$30,000,000 (1)	(2)
Rights to Purchase Shares of Common Stock	[ ]	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	The registration fee of $1,674.00 was previously paid upon the initial filing of the Form S-1 on November 12, 2009.

(3)	Pursuant to Rule 457(g), no separate registration fee is required for the rights.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$	*
FINRA filing fee (1)		*
Nasdaq Stock Market listing fee		*
EDGAR, printing, postage and mailing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Marketing firm fees (1)(2)(3)		*
Marketing firm expenses (including marketing firm’s counsel fees)		*
Subscription agent and registrar fees and expenses		*
Certificate printing		*
Miscellaneous		*

Total

*	To be filed by amendment.

(1)	Estimated based on registration of shares of common stock at $ per share.

(2)	Assumes insider purchases of shares and standby purchasers purchases of shares.

(3)	Stifel, Nicolaus & Company, Incorporated will receive a placement fee equal to: (i) 1.5% of the aggregate dollar amount of the common stock sold in the rights offering pursuant to basic subscription privileges, (ii) 6.0% of the aggregate dollar amount of the common stock sold in the rights offering pursuant to over-subscription privileges and (iii) 6.0% of the aggregate dollar amount of the common stock sold to standby purchasers, provided, however, that the placement fee for common stock sold to members of the PVF board of directors will be 1.5% of the aggregate dollar amount of common stock sold to such directors. Stifel Nicolaus will also receive an initial retainer fee of $25,000, which was paid upon execution of the engagement letter, and an additional monthly retainer fee of $25,000 payable on the 30th day of each month during the term of the engagement letter, commencing on November 30, 2009. In addition, Stifel, Nicolaus will be reimbursed for its reasonable out-of-pocket expenses pertaining to its engagement, including legal fees, up to $175,000.
Item 14. Indemnification of Directors and Officers.
     Under Section 1701.13 of the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advance of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations or by contract except with respect to the advancement of expenses of directors.
     Under Ohio law, a director is not liable for monetary damages unless it is provided by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
     Article Sixth of our First Amended and Restated Articles of Incorporation provides:
SIXTH: By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:
1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and
2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:
a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
b. Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code of Ohio.
3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article Sixth, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.
4. Any indemnification under subsections (1) and (2) of this Article Sixth, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article Sixth. Such determination shall be made by the directors of the Corporation in the manner set forth in division (E)(4) of Section 1701.13 of the Revised Code of Ohio.
Item 15. Recent Sales of Unregistered Securities.
     On September 1, 2009, PVF Capital Corp. (the “Company”) entered into an Exchange Agreement (the “Alesco Exchange Agreement”) with Alesco Preferred Funding IV, Ltd. (the “Alesco CDO”) and Cohen & Company Financial Management, LLC (“Cohen”). The Alesco CDO was the holder of $10.0 million principal amount trust preferred securities issued by PVF Capital Trust I (the “Trust I”), and Cohen is the collateral manager for the Alesco CDO. In June 2004, the Company formed the Trust I as a special purpose entity for the sole purpose of issuing $10.0 million of variable-rate trust preferred securities (the “Capital Securities I”). The Company issued subordinated deferrable interest debentures (the “Subordinated Debentures I”) to the Trust I in exchange for the proceeds of the offering of the trust preferred securities. The trust preferred securities carry a variable interest rate that adjusts to the three month LIBOR rate plus 260 basis points. The Subordinated Debentures I are the sole asset of the Trust I.
     Under the Alesco Exchange Agreement, on September 3, 2009, the Alesco CDO exchanged its $10.0 million of trust preferred securities for consideration to be paid by the Company. The consideration to be paid by the Company will consist of (i) a cash payment of $500,000; (ii) a number of shares of Company common stock equal to $500,000 divided by the average daily closing price of the Company’s common stock for the twenty (20) business days prior to September 1, 2009 (the “Initial Shares”); (iii) a warrant (“Warrant A”) to purchase 769,608 shares of Company common stock; and (iv) a warrant (“Warrant B” and together with Warrant A, the “Alesco Warrants”) to purchase a number of shares of Company common stock equal to 9.9% of any shares of Company common stock issued, exclusive of any warrant or warrant shares, in exchange for capital securities of PVF Capital Trust II (“Trust II”) in the event the Company in the future issues shares of its common stock in exchange for Trust II capital securities.
     The number of shares of Company common stock issuable pursuant to each of Warrant A and Warrant B may not exceed certain limits. Specifically, the number shares issuable upon the exercise of Warrant A or Warrant B may not exceed the maximum number of shares of the Company’s common stock such that the Alesco CDO, upon its exercise of the applicable Alesco Warrant, shall own 9.9% of the Company’s common stock then issued and outstanding, except that in the event the Alesco CDO receives comfort from the Office of Thrift Supervision (the “OTS”) that allows it to rebut the presumption that its holdings of the Company’s common stock constitute control of the Company for the purpose of the applicable OTS regulations, this limitation shall have no effect. In addition, the number of shares of Company common stock issuable upon the exercise of Warrant B may not exceed a number of shares equal to 1,546,991 shares minus the sum of the Initial Shares and 769,608 shares.
     Warrant A is exercisable at any time before September 3, 2011 at a price equal to the lesser of (i) $4.00 per share, (ii) the offering price for shares of Company common stock issued solely for cash in any subsequent public offering or private placement of the Company’s common stock, or (iii) the Conversion Price (as defined below) for any subsequent exchange of Company common stock for capital securities of Trust II.
     Warrant B is exercisable at any time before September 3, 2011 at the Conversion Price utilized in any subsequent exchange of Company common stock for capital securities of Trust II pursuant to an exchange agreement executed within one year of the closing date.

     The Conversion Price is defined in the Alesco Exchange Agreement as the price, if any, utilized in any subsequent exchange of Company common stock for capital securities of Trust II to determine the number of shares of Company common stock to be exchanged for Trust II capital securities exclusive of any warrants, warrant shares or warrant prices. For example, if the subsequent exchange agreement for the capital securities of Trust II provided for terms identical to those provided in the Alesco Exchange Agreement, then the Conversion Price would be the daily average closing price of the Company’s common stock for the 20 business days prior to the date of the subsequent agreement.
     The issuance of Company common stock pursuant to the Alesco Exchange Agreement was made by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) of such Act and Rule 506 promulgated thereunder.
     On October 9, 2009, the Company entered into an Exchange Agreement (the “Investors Exchange Agreement”) with Marty E. Adams, Umberto P. Fedeli, Robert J. King, Jr., James E. Pastore, John S. Loeber, Lee Burdman, Jonathan A. Levy, Richard R. Hollington, Jr. and Richard R. Hollington, III (collectively, the “Investors”). Marty E. Adams is a director of the Company’s wholly owned subsidiary, Park View Federal Savings Bank (the “Bank”), and served as the Interim Chief Executive Officer of the Company and the Bank until September 10, 2009. Robert J. King, Jr., is the President and Chief Executive Officer and a director of the Company and the Bank. Umberto P. Fedeli is a director of the Company and the Bank.
     The Investors hold trust preferred securities with an aggregate liquidation amount of $10.0 million issued by Trust II. In July 2006, the Company formed the Trust II as a special purpose entity for the sole purpose of issuing $10.0 million of trust preferred securities (the “Capital Securities II”). The Company issued subordinated deferrable interest debentures (the “Subordinated Debentures II”) to the Trust II in exchange for the proceeds of the offering of the trust preferred securities. The trust preferred securities carry a fixed rate of 7.462% until September 15, 2011 and thereafter a variable interest rate that adjusts to the three month LIBOR rate plus 175 basis points. The Subordinated Debentures II are the sole asset of the Trust II.
     The Investors Exchange Agreement provides that on the closing date, the Investors will exchange the $10.0 million of trust preferred securities for aggregate consideration consisting of (i) $400,000 in cash, (ii) shares of common stock valued at $600,000 based on the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction (the “20-Day Average Closing Price”) and (the “Investor Initial Shares”) (iii) warrants to purchase 769,608 shares of common stock plus a number of shares of common stock equal to 9.9% of the shares to be issued to the Investors as described in clause (ii) above (the “Investor Warrants”). In addition, the Investors will receive additional warrants that become exercisable in the event the Company completes one or more public or private offerings of its common stock within a year. The additional warrants will give the Investors the right to acquire additional shares of common stock so that the total number of shares they could acquire under all warrants would entitle them to purchase an aggregate of 4.9% of the Company’s common stock outstanding following the offering or offerings completed during that one-year period. The exercise price for the warrants is the lesser of (i) $4.00 per share, (ii) the 20-Day Average Closing Price, or (iii) if during the term of the warrants the Company sells shares of common stock in a public or private offering, the price at which shares are sold in that offering. The Investor Warrants are exercisable for five years following the closing.
     The issuance of Company common stock pursuant to the Investors Exchange Agreement will be made by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) of such Act and Rule 506 promulgated thereunder.
     Consummation of the Investors Exchange is subject to the approval of the Investors Exchange by the shareholders of the Company pursuant to the rules and regulations of The Nasdaq Stock Market, Inc. The Company intends to submit a proposal for the approval of the Investors Exchange to its shareholders at the Company’s upcoming 2009 annual meeting of stockholders. The directors of the Company have executed voting agreements agreeing to vote shares of Common Stock they hold in favor of the Investors Exchange. Consummation of the

Investors Exchange also is subject to other customary closing conditions.
Item 16. Exhibits and Financial Statement Schedules.
The exhibits and financial statement schedules filed as a part of this registration statement are as follows:
(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1*	Engagement Letter between PVF Capital Corp. and Stifel Nicolaus & Company, Incorporated

1.2*	Form of Agency Agreement between PVF Capital Corp. and Stifel Nicolaus & Company, Incorporated

3.1	First Amended and Restated Articles of Incorporation, as amended

3.2[1]	Code of Regulations, as amended and restated

3.3*	Bylaws, as amended and restated

4.1[2]	Specimen Common Stock Certificate

4.2[3]	Form of Common Stock Warrant issued to Alesco Preferred Funding IV, Ltd.

4.3[3]	Form of Common Stock Warrant issued to Alesco Preferred Funding IV, Ltd.

4.4[3]	Form of Rights Certificate

5.1*	Opinion of Kilpatrick Stockton LLP re: Legality

10.1[3]	Exchange Agreement by and among Alesco Preferred Funding IV, Ltd., Cohen & Company Financial Management, LLC and PVF Capital Corp., dated September 1, 2009

10.2[5]	Joint Cancellation Direction and Release by and among PVF Capital Corp., PVF Capital Trust I and The Bank of New York Mellon, dated September 3, 2009

10.3[5]	Exchange Agreement between PVF Capital Corp., Marty E. Adams, Umberto P. Fedeli, Robert J. King, Jr., James B. Pastore, John S. Loeber, Lee Burdman, Jonathan A. Levy, Richard R. Hollington, Jr. and Richard R. Hollington, III, dated October 9, 2009

10.4[4]	Park View Federal Savings Bank Conversion Stock Option Plan †

10.5[4]	PVF Capital Corp. 1996 Incentive Stock Option Plan †

10.6[4]	PVF Capital Corp. 2000 Incentive Stock Option Plan and Deferred Compensation Plan †

10.7[5]	PVF Capital Corp. 2008 Equity Incentive Plan †

10.8[6]	Management Incentive Compensation Plan †

10.9[7]	Amended and Restated Severance Agreement by and between PVF Capital Corp., Park View Federal Savings Bank and Jeffrey N. Male †

10.10[7]	Amended and Restated Severance Agreement by and between PVF Capital Corp., Park View Savings Bank and Edward B. Debevec †

10.11[8]	Form of Employment Agreement between PVF Capital Corp., Park View Federal Savings Bank and Robert J. King, Jr. † **

10.12[8]	Letter Agreement between PVF Capital Corp. and John R. Male, dated July 27, 2009 † ***

10.13[9]	Agreement by and between PVF Capital Corp., Park View Federal Savings Bank, Steven A. Calabrese, CCAG Limited Partnership and Steven A. Calabrese Profit Sharing Trust, dated September 30, 2008

10.14[9]	Agreement by and between PVF Capital Corp., Park View Federal Savings Bank, Richard M. Osborne and Richard M. Osborne Trust, dated September 30, 2008

10.15[10]	Agreement among PVF Capital Corp., Park View Federal Savings Bank and Marty Adams Consulting LLC, dated February 26, 2009 † ****

10.16[11]	Stipulation and Consent to the Issuance of an Order to Cease and Desist between Park View Federal Savings Bank and the Office of Thrift Supervision

10.17[11]	Order to Cease and Desist issued by the Office of Thrift Supervision for Park View Federal Savings Bank

10.18[11]	Stipulation and Consent to the Issuance of an Order to Cease and Desist between PVF Capital Corp. and the Office of Thrift Supervision

10.19[11]	Order to Cease and Desist issued by the Office of Thrift Supervision for PVF Capital Corp.

10.20*	Form of Standby Purchaser Agreement
10.21*	Repurchase Agreement between Citigroup Global Markets, Inc. and Park View Federal Savings Bank

10.22[12]	Letter Agreement between PVF Capital Corp. and Thomas J. Smith dated November 24, 2009

21*	Subsidiaries of the Registrant

23.1*	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1)

23.2*	Consent of Crowe Horwath LLP

24.1*	Power of Attorney

99.1*	Form of Instruction as to Use of Rights Certificates

99.2*	Form of Letter to Shareholders Who are Record Holders

99.3*	Form of Letter to Shareholders Who are Dealers/Nominees

99.4*	Form of Letter to Clients Who are Beneficial Holders

99.5*	Form of Nominee Holder Certification

99.6*	Form of Beneficial Owner Election Form

99.7*	Form of Broker-Dealer Letter of Stifel Nicolaus & Company, Incorporated

99.8*	401(k) Participant Election Form

†	Management contract or compensatory plan or arrangement.

*	Previously filed.

**	Not currently effective. Subject to OTS approval.

***	The provision in the Letter Agreement pertaining to Mr. Male’s consulting arrangement with the Company is subject to OTS approval.

****	The agreement was terminated on September 10, 2009 in accordance with its terms.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 6, 2008 (Commission File No. 0-24948).

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1996 (Commission File No. 0-24948).

(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (Commission File No. 0-24948).

(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2003 (Commission File No. 0-24948).

(5)	Incorporated by reference to the Registrant’s Definitive Proxy Statement filed on October 17, 2008 (Commission File No. 0-24948).

(6)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2007 (Commission File No. 0-24948).

(7)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (Commission File No. 0-24948).

(8)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2009 (Commission File No. 0-24948).

(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 6, 2008 (Commission File No. 0-24948).

(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 4, 2009 (Commission File No. 0-24948).

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 23, 2009 (Commission File No. 0-24948).

(12)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (Commission File No. 0-24948).
(b)	Financial Statement Schedules
     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on February 10, 2010.

PVF Capital Corp.
By:	/s/ Robert J. King, Jr.
Robert J. King, Jr.
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert J. King, Jr. Robert J. King, Jr.	President, Chief Executive Officer and Director (principal executive officer)	February 10, 2010

/s/ James H. Nicholson James H. Nicholson	Chief Financial Officer (principal financial officer)	February 10, 2010

/s/ Edward B. Debevec Edward B. Debevec	Treasurer (principal accounting officer)	February 10, 2010

* Mark D. Grossi	Chairman of the Board

* John R. Male	Director

* C. Keith Swaney	Director

Name	Title	Date

* Robert K. Healey	Director

* Stanley T. Jaros	Director

* Stuart D. Neidus	Director

* Raymond J. Negrelli	Director

* Ronald D. Holman, II	Director

* Umberto P. Fedeli	Director

* Steven A. Calabrese	Director

* Thomas J. Smith	Director

*	Pursuant to the Power of Attorney filed with Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 of PVF Capital Corp. filed with the Securities and Exchange Commission on December 9, 2009.

/s/ Robert J. King, Jr.	Date: February 10, 2010
President and Chief Executive Officer
Attorney-in-Fact